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Exhibit 10.1
Press Release



Multi Media Tutorial Services, Inc. Announces Change of Accountants

BROOKLYN, N.Y. - December 23, 2004 - Multimedia Tutorial Services, Inc. (OTCBB:
MMTS; MMTSE), an established marketer and developer of educational products, announced today that Don Fuchs, CPA, the Company's accountant, has resigned. The change comes as a result of additional demands placed on small accounting firms to comply with the Sarbanes Oxley Act to register with the Public Company Accounting Oversight Board (the "Board").

The Company has engaged the public and registered accounting firm of Sherb & Co, LLP to provide such services effective as of December 23, 2004.


Barry Reichman, CEO, 718-758-3807
Multi-media Tutorial Services, Inc.
1214 East 15th Street
Brooklyn, NY 11230


Forward-Looking Statements
Some paragraphs of this news release, particularly those describing Multimedia's strategies and business plans, contain forward-looking statements within the meaning of Section 27A of the Securities of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Multimedia is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing their products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of the subsidiary companies of Multimedia, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on Multimedia results of operations. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such information should not be regarded as a representation of Multimedia or any other person that the objectives and plans of Multimedia and its subsidiaries will be achieved.